UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

September 16, 2014

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388	45-2808694
(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road

Corona, CA 92882

(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On September 16, 2014, we closed the sale and issuance, pursuant to a Securities Purchase Agreement with KBM Worldwide, Inc. (“KBM”) dated September 11, 2014 (the “Purchase Agreement”), of a Convertible Promissory Note (the “Note”) in the principal amount of $123,500. The Note bears interest at 8% per annum and matures on June 8, 2015. Any amount of principal or interest which is not paid when due shall bear interest at 22% per annum from the date due until paid. During the 180-day period after the issuance of the Note, upon 3 trading days prior written notice we may prepay the Note by remitting the following amounts to the holder: during the period ending 30 days after the issue date, 110% of the outstanding amount due under the Note; during the 30-day period ending 60 days after the issue date, 115% of the outstanding amount due under the Note; during the 30-day period ending 90 days after the issue date, 120% of the outstanding amount due under the Note; during the 30-day period ending 120 days after the issue date, 125% of the outstanding amount due under the Note; during the 30-day period ending 150 days after the issue date, 130% of the outstanding amount due under the Note; and during the 30-day period ending 180 days after the issue date, 135% of the outstanding amount due under the Note. We may not prepay the note 180 days after the issue date.

The sum of (1) the principal amount of the Note, plus (2) at the holder’s election accrued and unpaid interest, plus (3) at the holder’s election default interest, plus (4) at the holder’s election any amounts we owe to the holder based on our failure to timely complete any requested conversion, is convertible commencing on the 180th day following the date of the Note and ending on the later of the maturity date and the date of payment of any default amount owed under the Note, into shares of our common stock at a conversion price equal to the greater of (a) 61% of the average of the lowest 5 trading prices for our common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date, and (b) $0.00009; provided that in the event we make a public announcement that we intend to consolidate or merge with any other corporation (other than a merger in which we are the surviving corporation and our capital stock is unchanged) or sell or transfer all or substantially all of our assets, or any person publicly announces a tender offer to purchase 50% or more of our common stock, then the conversion price shall be, from the announcement date through the date on which the announced transaction is consummated or the issuance of a public announcement of the termination or abandonment of such transaction, the lower of the conversion price that would have been applicable for a conversion occurring on the announcement date and the conversion price that would otherwise be in effect. The conversion price is subject to full-ratchet anti-dilution protection. The Note prohibits the holder from converting the Note if after such conversion the holder and its affiliates would beneficially own more than 4.99% of our outstanding common stock. As of the date of issuance and assuming that the holder had the right to convert the Note, the Note would have been convertible into approximately 2,892,272 shares of our common stock.

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The following constitute events of default under the Note: our failure to pay any amount under the Note when due; our failure to timely issue and deliver shares upon the conversion of the Note; our breach of any material covenant or other term of the Note and/or the Purchase Agreement which remains uncured for 10 days after written notice of such breach; any representation or warranty was false or misleading in any material respect when made and has a material adverse effect on the rights of the holder with respect to the Note and/or the Purchase Agreement; the occurrence of a bankruptcy event with respect to our company or our subsidiaries; the filing or entry of a judgment against us or any of our subsidiaries for more than $100,000, which remains unvacated, unbonded or unstayed for a period of 20 days unless otherwise consented to by the holder, which consent shall not be unreasonably withheld; the cessation of the eligibility of our common stock for quotation on at least one over-the-counter market or a securities exchange; our failure, or the cessation of our obligation, to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended; any dissolution, liquidation or winding up of our company or any substantial portion of our business; any cessation of our operations or our admission of our inability to pay our debts as they become due; our failure to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct our business; the restatement of any of our financial statements for any period from 1 year prior to the issue date until the Note is no longer outstanding, which constitutes a material adverse effect on the rights of the holder with respect to the Note and/or the Purchase Agreement; our failure to deliver an irrevocable transfer agent instruction form as required under the Purchase Agreement upon our replacement of our transfer agent; or our default under any other agreement with the holder.

At the holder’s election, the sale, conveyance or disposition of all or substantially all of our assets, our consummation of a transaction or series of related transactions in which more than 50% of the voting power of our stock is disposed of, or our consolidation, merger or other business combination with or into another person shall either be deemed an event of default or be treated as an event requiring adjustment to enable the holder to receive the same consideration as the holder would have been entitled to receive had the Note been converted immediately prior to such transaction.

Upon our failure to pay principal or interest under the Note at the maturity date, the Note shall become immediately due and payable for the default sum. Upon our failure to timely issue and deliver shares upon the conversion of the Note, the Note shall become immediately due and payable for two times the default sum. Upon each other event of default, the Note shall become due and payable for the greater of (1) 150% of all amounts due under the Note and (2) the product of the highest number of shares of our common stock issuable upon conversion of such default sum multiplied by the highest closing price for our common stock during the period beginning on the commencement of the event of default and ending one day prior to the date of payment. If we fail to pay the default amount within 5 business days of written notice that such amount is due and payable, then the holder may, so long as we remain in default, require us to issue, in lieu of the default sum, the number of shares of our common stock equal to the default sum divided by the conversion price then in effect.

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We have agreed not to conduct any equity (or debt with an equity component) financing in an amount less than $100,000 during the period ending 6 months following the issue date of the Note unless we provide KBM at least 72 hours prior written notice thereof and an option during such period to purchase the securities being offered on the same terms. We have also agreed not to take the following actions without the holder’s written consent: pay, declare or set apart for payment, any dividend or other distribution on shares of our capital stock other than dividends on shares of our common stock solely in the form of additional shares of our common stock; directly or indirectly make any other payment or distribution in respect of our capital stock other than for distributions pursuant to any stockholders’ rights plan which is approved by a majority of our disinterested directors; redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire any such shares; create, incur, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, except by endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except existing indebtedness, ordinary course indebtedness to trade creditors or financial institutions or borrowings, the proceeds of which will be used to repay the Note; sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of business; or lend money, give credit or make advances to any person, except existing loans, credits or advances, ordinary course loans, credits or advances or loans, credits or advances not in excess of $100,000.

We issued the Note in a private placement, exempt from the registration requirements of the Securities Act of 1993, as amended, to KBM, an accredited investor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: September 22, 2014	By:	/s/ David Fiene
David Fiene
Chief Financial Officer

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